EXHIBIT 4.20.1

               CONSENT AND AMENDMENT BY PURCHASERS OF SENIOR DEBT

         On March 31, 1999, the undersigned SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific") and TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent") entered into various agreements with VALUESTAR CORPORATION, a Colorado corporation (the "Company"), including but not limited to a Warrant Purchase Agreement dated March 31, 1999 and as amended hereby (the "Warrant Agreement") and a Shareholder Agreement originally dated March 31, 1999 and as amended hereby (the "Shareholder Agreement") (and collectively the "Agreements"). All terms not defined herein shall have the meaning set forth in that certain Bridge Loan and Common Stock Purchase Agreement dated on even date herewith (the "Bridge Loan Agreement").

         In consideration of the transactions set forth in the Bridge Loan Agreement, the undersigned hereby agree to the following effective as of April 24, 2001:

     1. Consent to the sale of the Bridge Loan Notes, up to a maximum aggregate principal amount of $3,500,000 and the proposed 6 % Senior Convertible Notes in a maximum aggregate principal amount of $20,000,000 to investors which may include directors, officers and 5% shareholders of the Company or entities affiliated or controlled by such persons.

     2.  Amend the Warrant Agreement by terminating Sections 4.04(j),  4.08, and
         4.10 thereof.

     3. Amend Section 8.02 of the Shareholder Agreement, by deleting the second paragraph thereof and replacing it with the following:

"Subject to the confidentiality provisions set forth in Section 11.17, the Company will deliver to each Purchaser a copy of the minutes of and all material distributed at or prior to all meetings of the Board of Directors (including the executive committee thereof) or shareholders of the company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit Holders to designate three (3) persons to attend all meetings of the Company's Board of Directors (including executive committee meetings)(so long as Pacific, Tangent, and Seacoast are Holders, each of them shall be permitted to designate one (1) person) unless in the case of Seacoast or Pacific they have a representative as a member of the Board of Directors, (b) provide such designees not less than the notice required to Board Members of all regular meetings and all special meetings of the Board of Directors (including the executive meetings thereof) or shareholders, which notice will be delivered not less than seventy-two (72) hours prior to such meeting; provided, however, such notice may be provided not less than twenty-four (24) hours prior to any such meeting not more than two (2) times in any fiscal year of the Company, (c) permit such designees to attend such meetings as an observer, and (d) provide to such designees a copy of all materials distributed at such meetings or

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otherwise to the Board of directors of the Company.  Such meetings shall be held in person at least quarterly, and the Company will cause the Board of Directors to call a meeting at any time upon a request of either Seacoast or Pacific not more than two (2) occasions per calendar year upon fourteen (14) calendar days actual written notice to the Company. The Company agrees to reimburse each individual referred to in Subsection (c) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings. All actions that may be taken at a duly called Board meeting likewise may be taken by unanimous written consent of each Board member, which consent, if signed by Seacoast or Pacific either as a Board member or observer shall be deemed effective upon such signing whether or not the relevant number of advance days' notice has been given as required if a meeting had been held in lieu of written consent."

         The Company and the undersigned hereby agree that (a) the payment of Seacoast's legal fees and expenses in the amount of $19,215.57, in immediately available funds, is a condition precedent for the consents and amendments contained herein and (b) a failure to pay such legal fees and expenses from the first proceeds of the transactions contemplated in the Bridge Loan Agreement contemporaneously with the consummation of such transactions shall render the consent and amendments contained herein void ab initio. Lastly, the Company and the undersigned hereby agree that the Company will pay, in immediately available funds, the additional legal fees and expenses related to the consummation of the transactions contemplated herein within five (5) business days of receipt of a bill from Seacoast.

         The Company and the undersigned hereby agree and acknowledge that the foregoing consent (a) shall in no event be construed or be deemed to obligate the undersigned to agree to any subsequent waiver or consent; (b) shall in no event be construed or be deemed as a waiver of any of the other terms and conditions of the Agreements not amended hereby; and (c) shall in no event be construed or be deemed to (i) impair, prejudice or otherwise adversely affect the undersigneds' respective rights at any time to exercise any right, privilege, or remedy in connection with the Agreements, (ii) amend or alter any provision of the Agreements other than as provided herein or by previous amendment, or (iii) constitute any course of dealing or other basis or altering any obligation of the Company or any right, privilege or remedy of the undersigned under the Agreements.

                            (signature page follows)

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         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this
Agreement as of the date first above written.


                                            VALUESTAR CORPORATION

                                            By: /s/ JAMES STEIN
                                                ---------------
                                            Name:  James Stein
                                            Its:  Chief Executive Officer


                                            SEACOAST CAPITAL PARTNERS LIMITED
                                            PARTNERSHIP

                                            By: Seacoast I Advisors, LLC, its
                                            general partner

                                            By: /s/ JEFFREY J. HOLLAND
                                                ----------------------
                                            Name:  Jeffrey J. Holland
                                            Its:       Vice President


                                            PACIFIC MEZZANINE FUND, L.P.

                                            By: Pacific Private Capital, its
                                            general partner

                                            By: /s/ NATHAN W. BELL
                                                ------------------
                                            Name:  Nathan W. Bell
                                            Its:   General Partner


                                            TANGENT GROWTH FUND, L.P.

                                            By: Tangent Fund Management, LLC,
                                            its general partner

                                            By: /s/ MARK P. GILLES
                                                ------------------
                                            Name:  Mark P. Gilles
                                            Its:  Vice President

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